Exhibit 10.1
EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), made and entered into as of March 26, 2014 and effective as of April 1, 2014, is by and between NICHOLAS J. SWENSON, an individual resident of Minnesota (“Employee”), and AIR T, INC., a Delaware corporation, with its principal office located in Maiden, North Carolina (the “Company”).

Background Statement

On October 30, 2013, Employee was appointed to serve as interim Chief Executive Officer and President of the Company, and on February 10, 2014 Employee was appointed to serve as Chief Executive Officer and President of the Company.  Since his appointment, Employee has served in these capacities without compensation, other than fees paid to him in his capacity as a director of the Company.  The parties are entering into this Agreement to set forth certain terms of employment which will be effective as of April 1, 2014.

IN CONSIDERATION of the promises and the mutual covenants contained herein, the parties hereto agree as follows:

Employment.  Subject to the terms and conditions stated herein, and in consideration of Employee’s obligations and covenants, including without limitation, those obligations and covenants set forth in Paragraphs 6 and 7 hereof, the Company agrees to employ Employee, and Employee accepts such employment, as President and Chief Executive Officer of the Company, subject to the order, supervision and direction of the Board of Directors of the Company.

Duties.  Employee shall serve the Company as President and Chief Executive Officer and shall devote sufficient business time, as well as his skill and best efforts, to the business of the Company and faithfully perform such executive and supervisory duties as may be prescribed by the Company’s Board of Directors; it being recognized by the Company that Employee shall not be required to devote his full business time to the business of the Company, that he presently serves as Chairman of the Board of an unrelated public company and serves as an officer of several unaffiliated operating businesses, including investment management firms and investment funds, and is expected to pursue outside business interests.  Employee shall act at all times in compliance, in all material respects, with all policies, rules and decisions adopted from time to time by the Company’s Board of Directors.

No Term of Employment.  Employee acknowledges that he is an employee at will and that his employment by the Company may be terminated at any time, without prior notice, by the Company for any or no reason.

Compensation.

The annual compensation to be paid to Employee for the services to be rendered hereunder during the term of his employment hereunder, except to the extent it may be increased from time to time by the Board of Directors of the Company or an authorized committee thereof, shall be $50,000, payable in accordance with the Company’s normal payroll practices, subject to applicable federal and state income and social security and other tax withholding requirements.  Employee acknowledges that he is not entitled to any compensation with respect to his service as interim President and Chief Executive Officer and President and Chief Executive Officer with respect to any period commencing prior to April 1, 2014.  Employee shall not be entitled to any bonus or equity awards.  Employee acknowledges that, for so long as he is employed by the Company and consistent with a policy recently adopted by the Board of Directors, he shall not be entitled to receive any compensation from the Company with respect to his service as a director.

No Participation in Employee Benefit Plans.  Employee declines participation in any other employee benefit plan or program of the Company to the extent his exclusion is permitted by law and the terms of such plan or program.

Reimbursement of Expenses.  The Company shall pay or reimburse Employee for all reasonable travel and other expenses incurred by Employee in connection with service as an employee of the Company in accordance with the Company’s expense reimbursement policies as established and changed from time to time.

Indemnification.  Employee shall have rights to indemnification by the Company as set forth in Article VIII of the Company’s bylaws in effect on the date hereof, which Article VIII is attached hereto as Exhibit A and the terms of which are incorporated into this Agreement.  Any subsequent modification of such provisions of the Company’s bylaws which impair any rights of Employee shall not affect Employee’s rights hereunder.

Confidentiality.  Employee acknowledges that during Employee’s employment with the Company Employee will acquire, be exposed to and have access to, material, data and information of the Company and/or its customers or clients that is confidential, proprietary, and/or a trade secret.  At all times, both during and after the termination of employment, Employee shall keep and retain in confidence and shall not disclose, except as required in the course of Employee’s employment with the Company, to any person, firm or corporation, or use for his own purposes, any of this proprietary, confidential or trade secret information.  For purposes of this paragraph, such information shall include, but shall not be limited to: operating methods, information concerning customers, advertising methods, financial affairs or methods of procurement, marketing and business plans, strategies, projections, business opportunities, client lists, sales and cost information and financial results and performance. Employee acknowledges that the obligations pertaining to the confidentiality and non-disclosure of information shall remain in effect for a period of five (5) years, or until the Company has released any such information into the public domain, in which case Employee’s obligation hereunder shall cease with respect only to such information so released.

Non-Competition Agreement.  So long as Employee is employed by the Company and for a period of fifty-two (52) weeks following termination of Employee’s employment (such period not to include any period(s) of violation or period(s) of time required for litigation to enforce the covenants herein, as discussed below), whether such termination is voluntary or involuntary on the part of Employee and whether such termination is with or without Cause, Employee shall not:

Become employed by (as an officer, director, employee, consultant or otherwise), or otherwise become commercially interested in or affiliated with (whether through direct, indirect, actual or beneficial ownership or through a financial interest), a COMPETITOR, unless Employee accepts employment with a COMPETITOR in an area of the COMPETITOR’S business which does not compete with the Company.  For purposes of this Agreement, a COMPETITOR shall be defined as any person, firm, business or entity (including any sole proprietorship of Employee) that (a) provides airfreight services to (i) FedEx Corporation, (ii) any subsidiaries or affiliates of FedEx Corporation or (iii) any express delivery company to which the Company provided airfreight services within one year prior to the termination of Employee’s employment, (b) manufactures or sells mobile or fixed-stand aircraft de-icing equipment or scissor-lift vehicles used in servicing or supplying aircraft, or (c) provides maintenance services for airport ground support equipment or airport maintenance services (not including aircraft maintenance services).

Solicit or attempt to solicit, for competitive purposes, the business of any of the Company’s clients or customers or otherwise induce such customers or clients to reduce, terminate, or restrict or alter their business relationships with the Company in any fashion.

Induce or attempt to induce any employee of the Company to leave the Company for the purpose of engaging in a business operation that is competitive with the Company’s business operations.

In recognition of the broad geographic scope of the Company’s business and to provide competitive services throughout the United States, and of the ease of competing with that business in any part of the United States, the restrictions on competition set forth herein are intended to cover competitive services that operate in (i) Massachusetts, New York, New Jersey, Pennsylvania, Ohio, Indiana, Illinois, West Virginia, Maryland, Kentucky, North Carolina, South Carolina, Georgia, Tennessee, Alabama or Florida, or (ii) Virginia, Mississippi, the District of Columbia, Delaware, Connecticut, Rhode Island, New Hampshire, Vermont or Maine, or (iii) any state of the continental United States not listed above that is located east of the Mississippi River, or (iv) Missouri or any other state of the continental United States located west of the Mississippi River, or (v) Alaska.  Provided, however, that the Company shall have the right to limit, unilaterally, the scope of any provision of this Agreement to ensure the enforceability of Employee’s agreement not to compete with the Company.

The 52-week period of restriction noted above shall be tolled and shall not run during any time that either (i) Employee is in violation of this Paragraph 7 or (ii) the Company is required to engage in litigation to enforce the provisions of this Paragraph 7, it being the intent of the parties that the Company is entitled to 52 weeks free of competition and/or litigation to enforce the provisions hereof.  For clarity, it is the intention of the parties that — in the event of litigation needed to enforce the covenants set forth herein — the 52-week period set forth above will run from the later of (i) the date of the entry of any preliminary injunction enforcing these covenants or (i) in the event of an appeal of a preliminary injunction in connection with which preliminary injunctive relief is stayed or otherwise abated, the date of any final appellate judgment affirming the grant of such preliminary injunction or otherwise ordering the granting or reinstatement of such preliminary injunctive relief.  In the event of any violation of the terms of any temporary restraining order or preliminary injunctive order entered to enforce the covenants of this Paragraph 7, the 52-week period will restart, so as to reflect the intention expressed herein.

Company’s Right to Obtain an Injunction.  Employee acknowledges that the Company will have no adequate means of protecting its rights under Paragraphs 6 and 7 of this Agreement other than by securing an injunction (a court order prohibiting Employee from violating the Agreement).  Accordingly, Employee agrees that the Company is entitled to enforce this Agreement by obtaining a preliminary and permanent injunction and any other appropriate equitable relief.  Nothing contained in this paragraph, however, shall prohibit the Company from pursuing any remedies in addition to injunctive relief, including recovery of damages.

Condition to Seeking Subsequent Employment.  Employee agrees to show a copy of this Agreement to any COMPETITOR with whom Employee interviews during Employee’s employment with the Company or with whom Employee interviews within one (1) years following the effective date of the termination of Employee’s employment with the Company.

General Provisions.

Entire Agreement.  This Agreement contains the entire understanding between the parties hereto relating to the employment of Employee by the Company and supersedes any and all prior employment or compensation agreements between the Company and Employee.

Severability.  If any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Assignment.  Neither this Agreement nor any right or interest hereunder shall be assignable by Employee, Employee’s beneficiaries or legal representatives, without the prior written consent of the Company; provided, however, that nothing shall preclude (i) Employee from designating a beneficiary to receive any benefit payable upon Employee’s death, or (ii) the executors, administrators or other legal representatives of Employee or Employee estate from assigning any rights hereunder to the person or persons entitled thereunto.  The Company may transfer or assign its rights and interest in this Agreement to any person, proprietorship, partnership, limited liability company or corporation that acquires or succeeds to at least a majority of the equity, assets, accounts or other business of the Company.

Binding Agreement.  This Agreement shall be binding upon, and inure to the benefit of, Employee and the Company and their respective permitted successors and assigns.

Amendment or Modification of Agreement.  This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

Waiver.  No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.  The provisions of this Paragraph 11(f) cannot be waived except in writing signed by both parties.

Governing Law and Forum Selection.  This Agreement shall be construed in accordance with and governed by the substantive laws of the State of North Carolina, without regard to conflict of laws principles.  Furthermore, in exchange for the consideration set forth herein, Employee agrees that any claim against the Company (i) for the breach or invalidity of any provision of this Agreement; (ii) arising out of or relating to the employment of Employee with the Company or (iii) encompassed within or related to any claim to be released as provided in Paragraph 6 herein, shall be brought exclusively in the Superior Court of Lincoln County, North Carolina, or the United States District Court for the Western District of North Carolina, and in no other forum.  Employee hereby consents to the personal and subject matter jurisdiction of these courts for the purpose of adjudicating any claims subject to this forum selection clause.  Employee also agrees that any dispute of any kind arising out of or relating to this Agreement or to Employee’s employment with the Company shall at the Company’s sole election be submitted to arbitration before the American Arbitration Association in Mecklenburg County, North Carolina, which election may be made by the Company at any time prior to the last day to answer and/or respond to a summons and/or complaint or counterclaim, crossclaim or third-party claim made by Employee.  The provisions of the North Carolina Uniform Arbitration Act, N.C. Gen. Stat. § 1-567.1 et seq. shall apply to the arbitration of disputes hereunder unless such provisions are preempted by the Federal Arbitration Act.

Notices.  Any notice, offer, acceptance or other document required or permitted to be given pursuant to any provisions of this Agreement shall be in writing, signed by or on behalf of the person giving the same, and (as elected by the person giving such notice) delivered by hand or mailed to the parties at the following addresses by registered or certified mail, postage prepaid, return receipt requested, or by a third party company or governmental entity providing delivery services in the ordinary course of business, which guarantees delivery on a specified date:

If to Employee:	Nick Swenson
3524 Airport Road
Maiden, North Carolina 28650
Attention: Tara Hedrick

If to the Company:                Air T, Inc.
3524 Airport Road
Maiden, North Carolina 28650
Attention:  Secretary

or to such other address as any party hereto may designate by complying with the provisions of this Paragraph 11.

Such notice shall be deemed given (i) as of the date of written acknowledgment by Employee or an officer of the Company if delivered by hand, (ii) seventy-two (72) hours after deposit in United States mail if sent by registered or certified mail or (iii) on the delivery date guaranteed by the third party delivery service if sent by such service.

Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall not affect the date upon which the notice is deemed to have been given pursuant hereto.  Notwithstanding the foregoing, no notice of change of address shall be effective until the date of receipt hereof.

Effective Date.  This Agreement shall be effective as of April 1, 2014.

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IN WITNESS WHEREOF, Employee has executed this Agreement and the Company has caused this Agreement to be executed in its name by its duly authorized officer as of the day and year first above written.

EMPLOYEE:

  /s/ Nick Swenson
Nick Swenson

COMPANY:

AIR T, INC.

By:             /s/ John Parry

Title:	Vice President-Finance, Chief Financial Officer and Secretary

Exhibit A

ARTICLE VIII
INDEMNIFICATION

Section 1.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer, or employee of the corporation or is or was serving at the request of the corporation as a director, officer, manager or employee of a subsidiary or other affiliate of the corporation or of another corporation, association, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, manager, employee or agent or in any other capacity while serving as a director, officer, manager, or employee or agent, shall be vested with the contractual right to indemnification and be held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law , as the same exists or may hereafter be amended (the “DGCL”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interest of the corporation or other entity covered by this Article VIII, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such indemnitee’s conduct was unlawful; provided, however, that, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

Section 2.  The right to indemnification conferred in this Article shall include the right to be paid by the corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Section 3.  The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation’s certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, or employee of the corporation or any person serving at the request of the corporation as a director, officer, manager, employee or agent of another corporation, association, limited liability company, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 5.  The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any agent of the corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

Section 6.  The rights to indemnification and to the advancement of expenses conferred in this Article VIII are contract rights.  Such rights to indemnification and to advancement of expenses shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Any repeal or modification of the provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act, omissions, facts or circumstances occurring prior to the time of such repeal or modification.